Exhibit 99.1

Editorial Contact:	Investor Contact:

Ally Zwahlen	Jane Underwood
ally_zwahlen@securecomputing.com	jane_underwood@securecomputing.com
925-288-4175	408-979-6186

Secure Computing Reports Q2 2008 Results

SAN JOSE, Calif., July 28, 2008 – Secure Computing Corporation (Nasdaq: SCUR), a leading enterprise security company, today announced second quarter GAAP revenue of $61.7 million. This represents a 7% increase in revenue compared to $57.6 million in the same quarter last year. Second quarter non-GAAP revenue was $69.2 million. This represents a 9% increase compared to the same quarter last year. On a GAAP basis, net loss was $11.0 million or $0.18 per share. Second quarter non-GAAP net income was $3.9 million or $0.05 per fully diluted share. Billings for the quarter were $73.9 million, a 5% increase compared to the same quarter last year.

“Despite a difficult macro-economic environment, Secure delivered a solid second quarter based on good execution across the company,” said Daniel Ryan, chief executive officer of Secure Computing. “In particular, I am pleased with the strong performance of our U.S. federal government business, which represented 25% of total billings.”

“In the quarter we made excellent progress on directing our resources and efforts to the products and markets that should fuel Secure’s growth,” added Ryan.

Second Quarter Financial Highlights:

•

GAAP revenue for the second quarter was $61.7 million, which is a 7% increase compared to $57.6 million in the same quarter last year. Non-GAAP revenue for the second quarter was $69.2 million and represents a 9% increase compared to the same quarter last year.

•

GAAP gross profit in the second quarter was 67% of revenue or $41.1 million. Non-GAAP gross profit in the second quarter was 70% of revenue or $48.6 million. These non-GAAP results compare to 76% of non-GAAP revenue, or $48.1 million, in the year ago quarter and 75% of non-GAAP revenue, or $49.1 million, in the prior quarter.

•

GAAP operating expenses for the second quarter were $51.0 million, or 83% of revenue. Non-GAAP operating expenses for the second quarter were $43.8 million or 63% of non-GAAP revenue. These non-GAAP results compare to 63% of non-GAAP revenue in the year ago quarter and 65% in the prior quarter.

•

GAAP operating loss for the second quarter was $9.9 million. Non-GAAP operating income for the second quarter was $4.8 million or 7% of non-GAAP revenue, compared to 12% in the same quarter last year and 10% in the prior quarter.

•

GAAP net loss for the second quarter was $11.0 million or $0.18 per share. Non-GAAP net income for the second quarter was $3.9 million or $0.05 per fully-diluted share, compared to non-GAAP net income of $5.0 million, or $0.07 per fully-diluted share in the year ago quarter.

•	Deferred revenue increased $11.0 million, or 6%, in the second quarter bringing the total deferred revenue balance to a record $185.4 million at the end of June.

•

Days sales outstanding (DSOs) were 89 days. As we have experienced in previous quarters, the change in DSOs from the prior quarter correlates to the change in deferred revenue. Excluding the impact of the increase in deferred revenue, DSOs were 73 days.

•	Total cash and restricted cash was $21.6 million at June 30, 2008. Cash generated from operations in the quarter was $2.9 million.

About Secure Computing

Secure Computing (Nasdaq: SCUR), a leading provider of enterprise gateway security, delivers a comprehensive set of solutions that help customers protect their critical Web, email and network assets. Over half of the Fortune 50 and Fortune 500 are part of our more than 22,000 global customers, supported by a worldwide network of more than 2,000 partners. The company is headquartered in San Jose, Calif., and has offices worldwide. For more information, see http://www.securecomputing.com.

Secure Computing’s Outlook Publication Procedures

Secure Computing publishes an Outlook section in its quarterly operating results press release. The company continues its current practice of having corporate representatives meet privately during the quarter with investors, the media, investment analysts and others. At these meetings Secure Computing refers any questions regarding the current outlook back to the quarterly results press release Outlook section without updating or re-affirming the guidance contained in the Outlook section. The quarterly results press release, which includes the Outlook section, is available to the public on the company’s Web site (www.securecomputing.com).

The Outlook section and other forward-looking statements contained in this operating results press release as well as in the company’s filings with the SEC, should be considered to be historical, speaking as of the dates of this press release and the company’s filings, as applicable, only and not subject to update by the company.

Current Outlook

The forward-looking statements in this Outlook section are based on current expectations and are subject to risks, uncertainties and assumptions described under the sub-heading “Forward-Looking Statements.” Actual results may differ materially from the expectations expressed below.

On a GAAP basis for the third quarter of 2008, revenues are expected to be between $60 and $64 million and GAAP net loss, before the impact of any NOL utilization on tax expense, is expected to be $5.5 to $7.5 million.

On a non-GAAP basis for the third quarter of 2008, revenues are expected to be between $64 and $68 million and non-GAAP net income is expected to be between $3.5 and $5.5 million, or $0.04 and $0.07 per fully diluted share assuming a fully diluted weighted average count of approximately 75 million.

We expect to generate cash from operations in the range of $7 to $8 million.

Forward Looking Statements

This release contains forward-looking statements concerning revenues, aggregate margins, profitability, shares outstanding and cash flows for the current and future quarters which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from current expectations. In order to meet these projections, the company must continue to obtain new enterprise relationships with major clients and overall demand for its products must continue to grow at current or greater levels. The company also must be able to motivate and retain key employees and staff current and future projects in a cost-effective manner and must effectively control its marketing, research, development and administrative costs, including personnel expenses. There can be no assurance that demand for the company’s products will continue at current or greater levels, or that the company will continue to grow revenues, or be profitable. There are also risks that the company’s pursuit of providing network security technology might not be successful, or that if successful, it will not materially enhance the company’s financial performance; that changes in customer requirements and other general economic and political uncertainties and weaknesses in geographic regions of the world could impact the company’s relationship with its customers, partners and alliances; and that delays in product development, competitive pressures or technical difficulties could impact timely delivery of next-generation products; and other risks and uncertainties that are described from time to time in Secure Computing’s periodic reports and registration statements filed with the Securities and Exchange Commission. The company specifically disclaims any responsibility for updating these forward-looking statements.

Use of Non-GAAP Financial Measures

Secure Computing provides financial statements that are prepared in accordance with GAAP. In addition, this press release also provides financial measures of results of operations that are not calculated in accordance with GAAP. Our non-GAAP results are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Our Management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our historical and prospective financial performance and make operating decisions. Management also believes that these non-GAAP financial measures enhance investors’ ability to evaluate the company’s operating results and to compare current operating results to historical operating results. A reconciliation of the GAAP to non-GAAP financial measures for the first quarter, along with the use and economic substance of each non-GAAP financial measure, are provided at the end of this press release.

Condensed Consolidated Statement of Operations

(Unaudited, in thousands, except for per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenues:
Products	$28,687	$30,722	$57,767	$60,893
Services	19,947	18,509	40,973	35,909
Other (See Note)	13,070	8,417	23,667	14,618

Total revenues	61,704	57,648	122,407	111,420

Cost of revenues:
Products	11,959	8,960	21,752	18,557
Services	4,454	4,646	8,636	8,131
Other (See Note)	2,229	1,399	3,817	2,488
Amortization of purchased intangibles	1,924	2,050	3,848	3,981

Total cost of revenues	20,566	17,055	38,053	33,157

Gross profit	41,138	40,593	84,354	78,263

Operating expenses:
Selling and marketing	30,981	29,635	61,363	58,102
Research and development	12,570	11,101	24,731	21,725
General and administrative	5,221	3,702	10,949	7,392
Amortization of purchased intangibles	2,257	2,772	4,514	5,553
Litigation settlement	—	—	9,180	—

Total operating expenses	51,029	47,210	110,737	92,772

Operating loss	(9,891)	(6,617)	(26,383)	(14,509)

Other expense	(761)	(1,727)	(1,856)	(4,017)

Loss before income tax	(10,652)	(8,344)	(28,239)	(18,526)

Income tax expense	(396)	(2,604)	(1,186)	(2,997)

Net loss	(11,048)	(10,948)	(29,425)	(21,523)

Preferred stock accretion	(966)	(924)	(1,932)	(1,838)

Net loss applicable to common shareholders	$(12,014)	$(11,872)	$(31,357)	$(23,361)

Basic and diluted loss per share	$(0.18)	$(0.18)	$(0.46)	$(0.36)

Weighted average shares outstanding - basic and diluted	67,915	65,756	67,667	65,518

NOTE: For certain multiple-element arrangements we are unable to establish vendor specific objective evidence (VSOE) of fair value for the undelivered bundled elements and are therefore unable to allocate the value of the arrangement between Products and Services Revenue and have reported these revenues and corresponding cost of revenues as ‘Other’.

Condensed Consolidated Balance Sheets

(In thousands)

	Jun. 30, 2008	Dec. 31, 2007
Assets
Cash and cash equivalents	$21,312	$12,084
Restricted cash	327	507
Accounts receivable, net	61,101	64,056
Inventory, net	6,556	6,725
Other current assets	18,025	16,464

Total current assets	107,321	99,836

Property and equipment, net	21,799	18,595
Goodwill	528,416	528,264
Intangibles, net	53,677	61,494
Other assets, net of current portion	11,268	10,560

Total assets	$722,481	$718,749

Liabilities and stockholders’ equity
Accounts payable	10,666	12,567
Accrued payroll	10,107	9,886
Accrued expenses	15,471	7,891
Acquisition reserves	454	1,012
Deferred revenue	125,462	98,751

Total current liabilities	162,160	130,107

Acquisition reserves, net of current portion	657	721
Deferred revenue, net of current portion	59,888	69,429
Deferred tax liability	9,906	8,729
Debt, net of fees	41,641	41,461
Other liabilities	1,497	1,359

Total liabilities	275,749	251,806

Convertible preferred stock	71,213	69,281

Stockholders’ equity
Common stock	683	673
Additional paid-in capital	573,138	564,108
Accumulated deficit	(197,385)	(166,028)
Accumulated other comprehensive loss	(917)	(1,091)

Total stockholders’ equity	375,519	397,662

Total liabilities and stockholders’ equity	$722,481	$718,749

Condensed Consolidated Statement of Cash Flows

(Unaudited, in thousands)

	Six months ended June 30,
	2008	2007
Operating activities
Net loss	$(29,425)	$(21,523)

Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities:
Depreciation	4,962	3,422
Amortization of intangible assets	8,761	9,927
Loss on disposals of property and equipment and intangible assets	49	175
Amortization of debt fees	180	252
Deferred income taxes	617	1,652
Share-based compensation	6,958	8,057

Changes in operating assets and liabilities, excluding effects of acquisitions:
Accounts receivable	2,955	8,770
Inventories	169	(489)
Other operating assets	(2,547)	(2,027)
Accounts payable	(1,683)	(919)
Accrued payroll	221	(2,059)
Accrued expenses	7,704	(158)
Acquisition reserves	(177)	(595)
Deferred revenue	17,170	20,174

Net cash provided by operating activities	15,914	24,659

Investing activities
Purchase of property and equipment, net	(8,058)	(6,059)
Increase in intangibles and other assets	(817)	(1,498)
Sale/(purchases) of investments, net	195	(16)

Net cash used in investing activities	(8,680)	(7,573)

Financing activities
Proceeds from issuance of common stock	2,082	3,828
Repayment of term debt	—	(22,000)

Net cash provided by/(used in) financing activities	2,082	(18,172)

Effect of exchange rates	(88)	1,601

Net increase in cash and cash equivalents	9,228	515
Cash and cash equivalents, beginning of period	12,084	8,249

Cash and cash equivalents, end of period	$21,312	$8,764

Reconciliation of Consolidated GAAP Financial

Measures to Non-GAAP Financial Measures

(Unaudited, in thousands, except per share amounts)

		Three Months Ended June 30,		Six Months Ended June 30,
		2008	2007	2008	2007
NET REVENUES:
GAAP net revenues		$61,704	$57,648	$122,407	$111,420
Fair value adjustment to acquired deferred revenue	(A)	1,090	2,894	2,358	6,741
VSOE adjustments to bundled product revenue	(B)	6,387	3,128	10,069	6,047

Non-GAAP net revenues		$69,181	$63,670	$134,834	$124,208

GROSS PROFIT:
GAAP gross profit		$41,138	$40,593	$84,354	$78,263
Fair value adjustment to acquired deferred revenue	(A)	1,090	2,894	2,358	6,741
VSOE adjustments to bundled product revenue	(B)	3,968	2,239	6,501	3,939
Stock-based compensation	(C)	282	316	394	604
Amortization of acquired intangible assets	(D)	1,924	2,049	3,848	3,980
Non-recurring expenses	(E)	189	—	189	—

Non-GAAP gross profit		$48,591	$48,091	$97,644	$93,527

OPERATING EXPENSES:
GAAP operating expenses		$51,029	$47,210	$110,737	$92,772
Stock-based compensation	(C)	(2,906)	(4,016)	(6,564)	(7,453)
Amortization of acquired intangible assets	(D)	(2,257)	(2,772)	(4,514)	(5,552)
Non-recurring expenses	(E)	(2,054)	—	(3,897)	—
Litigation	(F)	—	—	(9,180)	—

Non-GAAP operating expenses		$43,812	$40,422	$86,582	$79,767

OPERATING (LOSS)/INCOME:
GAAP operating loss		$(9,891)	$(6,617)	$(26,383)	$(14,509)
Fair value adjustment to acquired deferred revenue	(A)	1,090	2,894	2,358	6,741
VSOE adjustments to bundled product revenue	(B)	3,968	2,239	6,501	3,939
Stock-based compensation	(C)	3,188	4,332	6,958	8,057
Amortization of acquired intangible assets	(D)	4,181	4,821	8,362	9,532
Non-recurring expenses	(E)	2,243	—	4,086	—
Litigation	(F)	—	—	9,180	—

Non-GAAP operating income		$4,779	$7,669	$11,062	$13,760

NET (LOSS)/INCOME:
GAAP net loss		$(11,048)	$(10,948)	$(29,425)	$(21,523)
Fair value adjustment to acquired deferred revenue	(A)	1,090	2,894	2,358	6,741
VSOE adjustments to bundled product revenue	(B)	3,968	2,239	6,501	3,939
Stock-based compensation	(C)	3,188	4,332	6,958	8,057
Amortization of acquired intangible assets	(D)	4,181	4,821	8,362	9,532
Non-recurring expenses	(E)	2,243	—	4,086	—
Litigation	(F)	—	—	9,180	—
Non-cash tax expense	(G)	280	1,686	930	1,686

Non-GAAP net income		$3,902	$5,024	$8,950	$8,432

WEIGHTED AVERAGE SHARES OUTSTANDING:
Weighted average shares outstanding - basic		67,915	65,756	67,667	65,518
Common stock equivalents	(H)	576	1,139	904	1,171
Preferred stock as-if converted to common stock	(I)	6,212	5,913	6,212	5,913

Shares used to compute net income per share - diluted		74,703	72,808	74,783	72,602

Non-GAAP net income per share - diluted	(I)	$0.05	$0.07	$0.12	$0.12

Reconciliation of Projected Financial

Measure to Non-GAAP Financial Measures

(Unaudited, in thousands, except per share amounts)

		Three Months Ended September 30, 2008
REVENUES:
GAAP revenue range		$60,000	-	$64,000
Fair value adjustment to acquired deferred revenue	(A)			900
VSOE adjustments to bundled product revenue	(B)			3,100

Non-GAAP revenue range		$64,000	-	$68,000

(LOSS)/INCOME BEFORE TAX IMPACT OF NOL UTILIZATION
GAAP loss before taxes		$(7,500)		$(5,500)
Fair value adjustment to acquired deferred revenue	(A)			900
VSOE adjustments to bundled product revenue	(B)			2,400
Stock-based compensation	(C)			3,500
Amortization of acquired intangibles	(D)			4,200

Non-GAAP income before tax impact of NOL utilization		$3,500	-	$5,500

Shares used to compute income per share		75,000		75,000

Non-GAAP income per share		$0.04		$0.07

Our management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our historical and prospective financial performance and make operating decisions. We believe that presentation of the non-GAAP financial measures presented above is useful to an investors’ ability to evaluate the company’s operating results from management’s perspective and to compare current operating results to historical operating results. Disclosure of these non-GAAP financial measures also facilitates comparisons of our operating performance with the performance of other companies in our industry that supplement their GAAP results with non-GAAP financial measures that are calculated in a similar manner. Our management adjusts for each of the items noted above for the reasons described below.

(A) Fair value adjustment to acquired deferred revenue. Non-GAAP revenues and gross profit include revenues associated with acquired deferred revenue that were excluded from GAAP revenue and gross profit as a result of purchase accounting adjustments to fair value. In our non-GAAP measures we have included these revenues and costs because we believe they are most reflective of our ongoing operating results and are useful for comparisons to historical operating performance. We further believe the impact of these purchase accounting adjustments will become immaterial in the near-term.

(B) VSOE adjustment to bundled product revenue. GAAP revenue and gross profit is negatively impacted by product billings that were deferred because we were unable to establish VSOE of fair value of the undelivered elements that were sold with the product. Non-GAAP revenues and gross profit presented above have been adjusted to include revenues and gross profits that would have been reported had we been able to establish VSOE of fair value of the undelivered elements that were sold with those product billings. We believe these adjustments are most reflective of our ongoing operations in the current period and are useful for comparisons to historical operating performance. We further believe the impact of this item on our GAAP revenues and gross profit will become immaterial in the future.

(C) Share-based compensation. Consists of expenses for employee stock options, restricted stock awards, and employee stock purchase plan determined in accordance with SFAS 123(R). We exclude these share-based compensation expenses when we review our operating performance because they represent compensation expense in the form of equity, rather than cash, and are not indicative of how we view our historical and prospective operational performance. Further, we believe it is useful to investors to understand the impact of the application of SFAS 123(R) to our results of operations. For the three and six months ended June 30, 2008 and 2007, share-based compensation was allocated as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Cost of revenues	$282	$316	$394	$604
Selling and marketing	1,418	2,461	3,520	4,417
Research and development	953	1,013	1,954	1,935
General and administrative	535	542	1,090	1,101

Total stock-based compensation expense	$3,188	$4,332	$6,958	$8,057

(D) Amortization of purchased intangible assets. The amounts recorded as amortization of purchased intangible assets arise from prior acquisitions and are non-cash in nature. We exclude these expenses when we review our operating performance because we believe that although these assets contribute to our revenue generating activities, they can be inconsistent in amount and frequency and are impacted by the timing and magnitude of our acquisitions. Further, they are not indicative of how we view our operating performance in the period incurred and in comparison to historical and prospective periods. For the three and six months ended June 30, 2008 and 2007, amortization of purchased intangibles was allocated as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Cost of revenues	$1,924	$2,049	$3,848	$3,980
Operating expenses	2,257	2,772	4,514	5,552

Total amortization of intangible assets	$4,181	$4,821	$8,362	$9,532

(E) Non-recurring expenses. These amounts arise from severance due to corporate organization restructurings and legal fees incurred defending a patent lawsuit. We exclude these expenses because we believe they are not reflective of how we view our operating performance in the period incurred, are not recurring in nature and are not meaningful in evaluating our operating performance in comparison to historical operating performance. There were no non-recurring expenses incurred for the three and six months ended June 30, 2007. For the three and six months ended June 30, 2008, non-recurring expenses were allocated as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Cost of revenues	$189	$—	$189	$—
Selling and marketing	819	—	876	—
Research and development	316	—	316	—
General and administrative	919	—	2,705	—

Total non-recurring expense	$2,243	$—	$4,086	$—

(F) Litigation. This amount represents the estimated royalty damages approved in the jury’s verdict for the Finjan patent lawsuit. We exclude this expense in our non-GAAP operating results because we believe it is not reflective of how we view our operating performance in the period incurred and is not recurring in nature.

(G) Non-cash tax expense. These amounts represent the impact from the utilization of purchased net operating loss carry forwards and an increase in the valuation allowance that has been established against our net deferred tax asset. We exclude these expenses because they are non-cash expenses that we believe are not reflective of how we view our operating performance.

(H) Common stock equivalents. Represents the common stock equivalents for stock options and restricted stock outstanding at the end of the reported period.

(I) Preferred stock as-if converted to common stock. Represents the as-if conversion of outstanding preferred shares to common shares at the end of the reported period.

(J) Non-GAAP net income per share. Excludes the impact of preferred stock accretion.

Material Limitations Associated with Use of Non-GAAP Financial Measures

The non-GAAP financial measures provided in this press release may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of the limitations in relying on these non-GAAP measures are:

•	Items such as fair value adjustments to acquired deferred revenue and VSOE adjustments to our product revenue, do not generate additional cash and therefore should not be considered in analyzing cash flows.

•	Items such as non-recurring expenses, litigation expenses, and non-recurring tax expenses that are excluded from non-GAAP operating results can have a material impact on cash flows and earnings per share.

•	The adjustments for items such as stock-based compensation, amortization of acquired intangible assets, and tax impact of NOL utilization, though not directly affecting our cash position, do affect earnings per share.

•	Other companies may calculate these non-GAAP measures differently than we do, limiting the usefulness of those measures for comparative purposes.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures

We compensate for the limitations on our use of non-GAAP financial measures by primarily relying on our GAAP results and using non-GAAP financial measures only supplementally. We also provide detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within this press release and we encourage investors to carefully review those reconciliations.